Exhibit 10.19 PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT UNDER THE RXO, INC. 2022 OMNIBUS INCENTIVE COMPENSATION PLAN, dated as of ###GRANT_DATE###, (the “Grant Date”), between RXO, INC., a Delaware corporation (the “Company” or “RXO”), and ###PARTICIPANT_NAME###. This Performance-Based Restricted Stock Unit Award Agreement (this “Award Agreement”) sets forth the terms and conditions of an award of ###TOTAL_AWARDS### (representing the aggregate Target Amount) performance- based restricted stock units (“PSUs”) that are subject to the terms and conditions specified herein (this “Award”) and that are granted to you under the RXO, Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”). This Award provides you with the opportunity to earn, subject to the terms of this Award Agreement, shares of the Company’s Common Stock, $0.01 par value (each, a “Share”), or cash, as set forth in Section 3 of this Award Agreement. You must affirmatively acknowledge and accept this Award Agreement within 120 days following the Grant Date. A failure to acknowledge and accept this Award Agreement within such 120-day period will result in forfeiture of this Award, effective as of the 121st day following the Grant Date. You must acknowledge and accept the terms and conditions of this Award Agreement electronically through the Morgan Stanley website. THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN INCLUDING THE PLAN RULES, THIS AWARD AGREEMENT, INCLUDING THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 12 OF THIS AWARD AGREEMENT. BY ACCEPTING THIS AWARD, YOU SHALL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT. SECTION 1. The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall govern. SECTION 2. Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below (in addition to any definitions set forth in Exhibit A hereto): “Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the City of New York. “Cause” means: (i) your dereliction of duties or gross negligence or failure to perform your duties or refusal to follow any lawful directive of the officer to whom you report; (ii) your abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects your performance of duties for the Company; (iii) your commission of any fraud, embezzlement, theft or dishonesty, or any deliberate misappropriation of

2 money or other assets of the Company; (iv) your breach of any fiduciary duties to the Company or any agreement with the Company; (v) any act, or failure to act, by you in bad faith to the detriment of the Company; (vi) your failure to provide the Company with at least 30 days’ advanced written notice of your intention to resign; (vii) your failure to cooperate in good faith with a governmental or internal investigation of the Company or any of its directors, managers, officers or employees, if the Company requests your cooperation; (viii) your failure to follow Company policies, including the Company’s code of conduct and/or ethics policy, as may be in effect from time to time, and (ix) your conviction of, or plea of nolo contendere to, a felony or any serious crime; provided that in cases where cure is possible, you shall first be provided a 15-day cure period. If, subsequent to your termination of employment for any reason other than by the Company for Cause, it is determined in good faith by the Chief Executive Officer of the Company that your employment could have been terminated by the Company for Cause, your employment shall, at the election of the Chief Executive Officer of the Company at any time up to two years after your termination of employment but in no event more than six months after the Chief Executive Officer of the Company learns of the facts or events that could give rise to the termination for Cause, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred. “Code” means the Internal Revenue Code of 1986, as amended. “Determination Date” means the date following the completion of any Performance Period(s) on which the Committee certifies the level of achievement of the applicable Performance Goals. “Disability” means permanent and total disability as determined under the Company’s long-term disability plan applicable to you, or if there is no such plan applicable to you, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, your condition also qualifies as a “disability” for purposes of Section 409A(a)(2)(C) of the Code with respect to any Award subject to Section 409A. “Earned Amount” means the number of PSUs (as a percentage of the Target Amount) earned based on the level of achievement of the Performance Goals or otherwise in accordance with this Award Agreement. “Employment Agreement” means any individual employment agreement between you and the Company or any of its Subsidiaries. “Good Reason” means the definition thereof as set forth in the Plan; provided that if you are a party to an employment or similar agreement with the Company, or are an eligible participant in a severance or change in control severance plan of the Company, that has a definition of Good Reason, the definition in such agreement or plan shall replace the definition of Good Reason hereunder. “Performance Goal(s)” means the performance goal(s) set forth in Exhibit A.

3 “Performance Period” means the period(s) with respect to which the Performance Goals are measured as set forth in Exhibit A. “Retirement” means a voluntary termination not for Cause, after you reach (i) 55 years of age and (ii) 10 years of continuous service with the Company. “Section 409A” means Section 409A of the Code, and the regulations and other interpretive guidance promulgated thereunder, as in effect from time to time. “Settlement Date” means, subject to Section 17, the date on, or as soon as reasonably practicable following, the later of (i) the Vesting Date (or any earlier vesting by reason of certain termination of employment events set forth in Section 3(b) hereof) and (ii) the applicable Determination Date; provided that in the event of a termination due to death or Disability, the Settlement Date shall mean on, or as soon as reasonably practicable following, the date of such death or Disability; provided further that in the event of a Retirement, the foregoing reference in clause (i) to “earlier vesting” shall mean the date of Retirement, if earlier than the scheduled Vesting Date. “Target Amount” means, with respect to each Tranche, the target amount of PSUs subject to such Tranche as set forth in Exhibit A. “Tranche” means each of the Tranches as identified in Exhibit A. “Vesting Date” means the vesting date specified in Exhibit A. SECTION 3. Vesting and Settlement. (a) Regularly Scheduled Vesting. Except as otherwise provided in this Award Agreement, the Earned Amount of each Tranche, determined based on the level of achievement of the Performance Goals during the applicable Performance Period as certified by the Committee, shall vest on the Vesting Date for such Tranche subject to your continued employment through such Vesting Date. Except as otherwise provided in this Award Agreement, no PSUs shall be earned and payable with respect to any Tranche unless the Committee has certified the level of achievement of the applicable Performance Goals. The Committee shall have sole discretion to determine the level of achievement of the applicable Performance Goals. If the Earned Amount for any Tranche is determined to be less than the Target Amount, any excess PSUs for such Tranche shall be forfeited as of immediately following the conclusion of the applicable Performance Period. (b) Termination of Employment. Notwithstanding anything to the contrary in this Award Agreement or the Plan: (i) if your employment terminates by reason of your death or Disability, outstanding PSUs shall vest in full immediately in an amount equal to (x) for each Tranche for which the Performance Period was completed prior to the date of termination, the Earned Amount (as determined on the applicable Determination Date as set forth on Exhibit A hereto) plus (y) for any other Tranche, the Target Amount for such Tranche;

4 (ii) if your employment is terminated by the Company for Cause or if you resign for any reason, other than due to Retirement, all unvested PSUs shall be immediately forfeited; (iii) if your employment is terminated (A) by the Company without Cause and, within the period specified by the Company (but ending no later than 60 days following termination), you execute and let become effective a general release of claims in a form approved by the Company, or (B) by you due to Retirement, then you shall vest (or remain eligible to vest) in (x) for each Tranche for which the Performance Period was completed prior to the date of termination, the Earned Amount (as determined on the applicable Determination Date as set forth on Exhibit A hereto) plus (y) for the Performance Period in which the date of termination occurs, a pro-rated amount determined by multiplying the Earned Amount for such Tranche (as determined on the applicable Determination Date) by a fraction, the numerator of which is the number of days from the beginning of such Performance Period through the date of termination of your employment and the denominator of which is the number of days during such Performance Period; provided that the remainder of the PSUs shall be forfeited. (c) Change of Control. In the event that your employment is terminated by the Company without Cause or by you for Good Reason at any time following a Change of Control, outstanding PSUs (including any Replacement Award with respect to this Award) shall vest in full immediately in an amount equal to (i) for any Tranche for which a Determination Date occurred on or prior to the Change of Control, the Earned Amount for such Tranche (as determined on the applicable Determination Date as set forth on Exhibit A hereto) and (ii) for any other Tranche, the greater of (x) the Target Amount or (y) the actual achievement for such Tranche as determined through the date of the Change of Control. (d) Settlement of PSU Award. Subject to Section 17(a), if PSUs vest pursuant to the foregoing provisions then on the Settlement Date, the Company shall deliver to you or your legal representative either (i) one Share or (ii) a cash payment equal to the Fair Market Value determined as of the Settlement Date of one Share, in each case, for each Earned Amount of PSUs that has vested in accordance with the terms of this Award Agreement; provided that, the Company shall have sole discretion to determine whether to settle such PSUs in Shares, cash or a combination thereof. SECTION 4. Forfeiture of PSUs. If you (a) breach any restrictive covenant (which, for the avoidance of doubt, includes any non-compete, non-solicit, non- disparagement or confidentiality provisions) contained in any of your arrangements with the Company (including any Employment Agreement and the confidentiality covenant contained in Section 12(c) hereof), subject to applicable law, (b) engage in fraud or willful misconduct that contributes materially to any financial restatement or material loss to the Company or any of its Subsidiaries, your rights with respect to the PSUs shall immediately terminate, and you shall be entitled to no further payments or benefits with respect thereto and, if the PSUs are vested and/or settled, the Company may require you to forfeit or remit to the Company any amount payable, or the after-tax net amount paid

5 or received by you, in respect of any PSUs; provided, however, that (i) the Company shall make such demand that you forfeit or remit any such amount no later than six months after learning of the conduct described in this Section 4 and (ii) in cases where cure is possible, you shall first be provided a 15-day cure period to cease, and to cure, such conduct. SECTION 5. No Rights as a Stockholder until Issuance of Shares Following Vesting Date. You shall not have any rights or privileges of a stockholder with respect to the PSUs subject to this Award Agreement unless and until Shares are actually issued in book-entry form to you or your legal representative in settlement of this Award. SECTION 6. Non-Transferability of PSUs. Unless otherwise provided by the Committee in its discretion, PSUs may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 9(a) of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of PSUs in violation of the provisions of this Section 6 and Section 9(a) of the Plan shall be void. SECTION 7. Withholding. (a) Responsibility for Withholding. The delivery of Shares or cash pursuant to Section 3 of this Award Agreement is conditioned on your satisfaction of any applicable withholding taxes in accordance with this Section 7 and Section 9(d) of the Plan. No later than the date as of which an amount first becomes includible in your gross income for Federal, state, local or foreign income tax purposes with respect to any PSUs, you shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. (b) Methods of Satisfaction. In the event that there is withholding tax liability in connection with the settlement of the PSUs, the Company may determine to cause your obligations to be satisfied automatically by any of the following methods without your further consent: (i) by having the Company withhold from the number of Shares or cash you would be entitled to receive upon settlement of the PSUs, an amount in cash or a number of Shares having a Fair Market Value (which shall either have the meaning set forth in the Plan or shall have such other meaning as determined by the Company in accordance with applicable withholding requirements) equal to such withholding tax liability; (ii) withholding from proceeds of the sale of Shares acquired at vesting either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or “sell-to-cover” transaction, without your further consent; provided that to the extent required by the Company, you agree to execute and deliver to the Company or its agent any other documents as they reasonably deem necessary or appropriate to carry out the

6 foregoing, including without limitation, any agreement intended to ensure the foregoing comply with the requirements of Rule 10b5-1I under the Exchange Act; (iii) withholding from wages or other cash compensation paid to you by the Company or any Subsidiary; (iv) any other method approved by the Committee and permitted by applicable laws; provided that if you are an individual covered under Section 16 of the Securities Exchange Act of 1934, as amended at the time that a taxable event occurs, then unless and until otherwise determined by the Committee or the Board, the Company’s withholding obligations with respect to such taxable event will be satisfied pursuant to clause (i) above. SECTION 8. Consents and Legends. (a) Consents. Your rights in respect of the PSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including your consent to the Company’s supplying to any third-party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan). (b) Legends. The Company may affix to certificates (or book-entry equivalents) for Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares. SECTION 9. Clawback Policies. You hereby acknowledge and agree that, to the extent the Company has in place a policy applicable to you with respect to clawback or recoupment of compensation, including any policy that may be required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted and any policy adopted after the Grant Date, this Award shall be subject to clawback, forfeiture, reduction, recoupment of gains or similar requirements (and such requirements shall be deemed incorporated by reference into this Award Agreement). SECTION 10. Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. SECTION 11. Committee Discretion. The Compensation Committee of the Board shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

7 SECTION 12. Dispute Resolution. (a) Jurisdiction and Venue. Notwithstanding any provision in any Employment Agreement, any claim initiated by you arising out of or relating to this Award Agreement, or the breach thereof, shall be resolved by binding arbitration before a single arbitrator in the State of Delaware administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Except to the extent that the Company seeks injunctive relief pursuant to any individual agreement between you and the Company, any claim initiated by the Company arising out of or relating to this Award Agreement, or the breach thereof, shall, at the election of the Company be resolved in accordance with this Section 12. You hereby irrevocably submit to the jurisdiction of any state or federal court located in the State of Delaware; provided, however, that nothing herein shall preclude the Company from bringing any suit, action or proceeding in any other court for the purposes of enforcing any judgment or award obtained by the Company. You waive, to the fullest extent permitted by applicable law, any objection which you now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in an applicable court described in this Section 12, and agree that you shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any court. You agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any suit, action or proceeding brought in any applicable court described in this Section 12 shall be conclusive and binding upon you and may be enforced in any other jurisdiction. (b) Waiver of Jury Trial. You and the Company hereby waive, to the fullest extent permitted by applicable law, any right either of you may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Award Agreement or the Plan. (c) Confidentiality. You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 12, except that you may disclose information concerning such dispute to the court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute). SECTION 13. Notice. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three Business Days after they have been mailed by U.S. certified or registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below: If to the Company: RXO, Inc. 11215 North Community House Road Charlotte, NC 28277 USA Attention: Chief Human Resources Officer

8 If to you: To your address as most recently supplied to the Company and set forth in the Company’s records The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above. SECTION 14. Governing Law. This Award Agreement shall be deemed to be made in the State of Delaware, and the validity, construction and effect of this Award Agreement in all respects shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. SECTION 15. Headings and Construction. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Award Agreement, they shall be deemed to be followed by the words “but not limited to”. The term “or” is not exclusive. SECTION 16. Amendment of this Award Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that, except as set forth in Section 17(d) of this Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the PSUs shall be subject to the provisions of Section 7(c) of the Plan). SECTION 17. Section 409A. (a) It is intended that the provisions of this Award Agreement be exempt from, or comply with, Section 409A, and all provisions of this Award Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Award Agreement or any term or condition of the PSUs would otherwise conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Except as otherwise set forth herein, the Settlement Date shall occur within the same taxable year of the Company in which the scheduled Vesting Date occurs. With respect to any portion of the Award intended to be exempt from Section 409A, the Settlement Date shall occur within the short-term deferral period thereunder. With respect to any portion of the Award payable upon a separation from service pursuant to Section 3(b) hereof that is subject to Section 409A, the Settlement Date shall occur either (i) within the same taxable year of the Company in which the separation from service (or, if later and applicable, the Determination Date for the relevant Tranche) occurs or (ii) if later (to the extent permitted by Section 409A), by the 15th day of the third calendar month following the separation from service, as determined by the Company, subject to clause (c) below.

9 (b) Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under this Award Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its Affiliates. (c) If, at the time of your separation from service (within the meaning of Section 409A), (i) you shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first Business Day after such six-month period. For purposes of Section 409A, each payment hereunder will be deemed to be a separate payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii). To the extent required by Section 409A, if the period during which you have discretion to execute or revoke a release straddles two calendar years, the Settlement Date for any PSUs that become vested based on such release shall occur in the second of the two calendar years. All references to “termination of employment” or similar references in this Award Agreement shall mean a “separation from service” (within the meaning of Section 409A). (d) Notwithstanding any provision of this Award Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A, the Company reserves the right to make amendments to this Award Agreement as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A. In any case, you shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this Award Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all of such taxes or penalties. SECTION 18. Counterparts and Severability. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. You and the Company hereby acknowledge and agree that signatures delivered by facsimile or electronic means (including by “pdf”) shall be deemed effective for all purposes. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.

10 SECTION 19. Section 280G. Notwithstanding anything in this Award Agreement to the contrary and regardless of whether this Award Agreement has otherwise expired or terminated, unless otherwise provided in your Employment Agreement, in the event that any payments, distributions, benefits or entitlements of any type payable to you (“CIC Benefits”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then your CIC Benefits shall be reduced to such lesser amount (the “Reduced Amount”) that would result in no portion of such benefits being subject to the Excise Tax; provided that such amounts shall not be so reduced if the Company determines, based on the advice of Golden Parachute Tax Solutions LLC, or such other nationally recognized certified public accounting firm as may be designated by the Company (the “Accounting Firm”), that without such reduction you would be entitled to receive and retain, on a net after tax basis (including, without limitation, any excise taxes payable under Section 4999 of the Code), an amount that is greater than the amount, on a net after tax basis, that you would be entitled to retain upon receipt of the Reduced Amount. Unless the Company and you otherwise agree in writing, any determination required under this Section 19 shall be made in writing in good faith by the Accounting Firm. In the event of a reduction of benefits hereunder, benefits shall be reduced by first reducing or eliminating the portion of the CIC Benefits that are payable under this Award Agreement and then by reducing or eliminating the portion of the CIC Benefits that are payable in cash and then by reducing or eliminating the non-cash portion of the CIC Benefits, in each case, in reverse order beginning with payments or benefits which are to be paid the furthest in the future. For purposes of making the calculations required by this Section 19, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and you shall furnish to the Accounting Firm such information and documents as the Accounting Firm may reasonably require in order to make a determination under this Section 18, and the Company shall bear the cost of all fees the Accounting Firm charges in connection with any calculations contemplated by this Section 19. In connection with making determinations under this Section 19, the Accounting Firm shall take into account the value of any reasonable compensation for services to be rendered by you before or after the Change of Control, including any non-competition provisions that may apply to you and the Company shall cooperate in the valuation of any such services, including any non-competition provisions. SECTION 20. Trade Monitoring Policy. You are required to maintain a securities brokerage account with the Company’s preferred broker in order to receive any Shares issuable under this Award, in accordance with the Company securities trade monitoring policy (the “Trade Monitoring Policy”). The Company’s preferred broker is currently Morgan Stanley. Any Shares issued to you pursuant to this Award Agreement shall be deposited in your account with the Company’s preferred broker in accordance with the terms set forth herein. You hereby acknowledge that you have reviewed, and agree to comply with, the terms of the Trade Monitoring Policy, and that this Award, and the value of any Shares issued pursuant to this Award Agreement, shall be subject to forfeiture or recoupment by the Company, as applicable, in the event of your

11 noncompliance with the Trade Monitoring Policy, as it may be in effect from time to time. SECTION 21. Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on this Award and on any Shares acquired upon settlement of this Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The parties have duly executed this Award Agreement as of the date first written above. RXO, INC. By: /s/ Heidi Ratti Name: Heidi Ratti Title: Chief Human Resources Officer